Exhibit (t)

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Total Return Fund, Inc. (the “Fund”), hereby constitute and appoint George R. Aylward, Jennifer Fromm and Kevin J. Carr, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on a Registration Statement on Form N-2, any amendments or supplements thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, relating to the rights offering of the Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 2nd day of March, 2022.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sarah E. Cogan	/s/ Deborah A. DeCotis
Sarah E. Cogan, Trustee	Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond	/s/ Sidney E. Harris
F. Ford Drummond, Trustee	Sidney E. Harris, Trustee

/s/ John R. Mallin	/s/ Connie D. McDaniel
John R. Mallin, Trustee	Connie D. McDaniel, Trustee

/s/ Philip McLoughlin	/s/ Geraldine M. McNamara
Philip McLoughlin, Trustee	Geraldine M. McNamara, Trustee

/s/ R. Keith Walton	/s/ Brian T. Zino
R. Keith Walton, Trustee	Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.